CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Amendment 4 to Form S-3 (No.333-66931) of Kinder Morgan Energy Partners, L.P. of our report dated March 6, 1998 relating to the consolidated financial statements of Kinder Morgan Energy Partners L.P. appearing on page F-2 and of our report dated March 6, 1998 relating to the financial statements of Mont Belvieu Associates appearing on page F-20 of Kinder Morgan Energy Partners, L.P.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also hereby consent to the incorporation by reference in this Registration Statement on Amendment 4 to the Form S-3 (No. 333-66931) of Kinder Morgan Energy Partners, L.P. of our report dated March 16, 1998 relating to the balance sheet of Kinder Morgan G.P., Inc., appearing in Exhibit 99.1 of Kinder Morgan Energy Partners, L.P.'s Amendment 1 to Form S-4 (No. 333-46709). We also consent to the reference to us under the heading "Experts" in such Prospectus.




/s/ PriceWaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP


Houston, Texas
January 6, 1999